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Exhibit 10.10

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "Agreement") dated as of September 17, 1999 ("Effective Date") by and between George E. Leonard ("Employee") and Microware Systems Corporation ("Company"). In consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

         1. EMPLOYMENT. Company agrees to continue to employ Employee on the terms and conditions set forth below for the term of employment described below and Employee accepts such employment.

         2. POSITION. Subject to the control and direction of Company's Board of Directors ("Board") and Company's President ("President"), Employee shall perform all reasonable duties and services incident to his position as Chief Financial Officer of Company, and such other reasonable duties and services as may from time to time be assigned to him by the Board and the President for the Company or any affiliated entity.

         3. TERM. Employee's term of employment shall begin as of the Effective Date and continue through March 31, 2001, which term shall be extended automatically for additional one-year periods ending on March 31 unless either party gives written notice of termination of the agreement 60 days prior to such March 31, unless earlier terminated as provided in Sections 6 through 8 below ("Term").

         4. LOYALTY. Employee agrees that during the period of his employment he will devote his full business time and attention to the business and affairs of Company and its affiliated companies and will not, without the prior permission of the Board or President, engage in any other business enterprise which requires the personal time or attention of Employee. The foregoing shall not prevent the purchase, ownership or sale by Employee of investments or securities of any business which is not competitive and does not have any business relations with Company or any affiliate of Company or up to two percent of the outstanding publicly traded stock of any company, provided the time or attention devoted to such activities does not interfere with the performance of his duties hereunder. Employee further agrees that during the period of his employment he agrees to accept such directorships, executive offices and committee memberships in Company and its affiliated companies to which he may from time to time be elected and will perform and render the duties and the services incidental thereto.

         5. COMPENSATION. For the full, prompt and faithful performance of all of the duties and services to be performed by Employee hereunder, Company agrees to pay, and Employee agrees to accept, the amounts set forth below:

         (a) BASE SALARY. Employee shall receive a salary at a rate in the gross amount of $150,000.00 per year, subject to such increases as the Board may, in its sole discretion, from time to time determine ("Base Salary"). Employee's Base Salary shall be payable in accordance with Company's policies regarding payment of salary to executive employees generally.





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         (b) BENEFITS. Employee shall also receive such fringe benefits as are made available to Company's executives generally. In addition, Employee may participate in any retirement, profit sharing, incentive, insurance, major medical, health and hospitalization or similar benefits which may from time to time be available to Company's executives generally. Employee's participation, including eligibility and level of benefits, in all benefit programs shall be controlled by plan documents, where applicable, or Company's policies, practices and procedures where no plan documents exist. Nothing in this agreement is intended to limit or modify Employee's rights under COBRA.

         (c) EXPENSES. Company agrees to reimburse Employee for all reasonable expenses incurred by him in providing services under this Agreement in accordance with its policies and practices regarding expense reimbursement then in effect.

         (d) VACATION. Employee shall be entitled to such annual vacation as provided by the Company's vacation policy applicable to its executives generally, which shall be taken at such time or times as shall be mutually determined by Company and Employee.

         (e) MISCELLANEOUS. Employee shall not be precluded from receiving a bonus granted to Employee by the Board.

         6. TERMINATION FOR DEATH, DISABILITY OR CAUSE. Company may terminate this Agreement and Employee's employment as follows:

         (a) DEATH. In the event of the death of Employee, this Agreement shall terminate as of the date of death, and Company's sole obligation will be to pay to the estate of Employee Employee's Base Salary then unpaid and accrued benefits (including accrued vacation) through his last day worked.

         (b) DISABILITY. In the event that Employee shall, because of physical or mental illness or incapacity, be unable to perform the duties and services to be performed by him under this Agreement for a period of three months (whether consecutive or not) in any 12-month period ("Disability"), Company shall not be obligated to pay to Employee any compensation or benefits beyond the date of Disability or may, in its sole discretion, terminate this Agreement without any further obligation. The Company agrees that it will not seek repayment of any salary paid to employee during a period of disability prior to termination.

         (c) TERMINATION FOR CAUSE. Company may terminate Employee's employment for Cause and, in such event, Company's sole obligation shall be to pay Employee's Base Salary through his last day worked. "Cause" shall be defined as: (i) Employee's theft or embezzlement or attempted theft or embezzlement of money or tangible or intangible assets or property of the Company or its employees or business relations; (ii) any act or acts of moral turpitude by Employee which negatively affects the interest, property, operations, business or reputation of the Company; (iii) Employee's violation of a federal, state or local law or regulation which negatively affects the interest, property, operations, business or reputation of the Company; (iv) gross negligence or willful misconduct in the performance of Employee's duties; (v) Employee's failure to perform any of Employee's material duties under this Agreement; and/or (vi) a material breach of this Agreement.






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         7. TERMINATION RELATING TO A CHANGE IN CONTROL. Following a Change
in Control (as defined below), in the event that (i) Employee's employment is terminated by the Company (other than for death, Disability or Cause), (ii) Employee is not offered continued employment by the Company or its successor on terms no less favorable than immediately prior to the Change in Control, or (iii) Employee terminates his employment for Good Reason (as defined below), Employee shall be entitled to receive the Change in Control Payment (as defined below) within thirty (30) days of his last day worked.

         (a) TERMINATION FOR GOOD REASON. Termination by Employee of his employment for "Good Reason" shall mean a termination by Employee, within three (3) months after a Change in Control, based on the occurrence, without Employee's express written consent, of any of the following events:

               (i) Any reduction by Company in Employee's Base Salary as in effectimmediately prior to the Change in Control;

               (ii) The failure by Company to continue in effect any bonus, benefit or compensation plan or arrangement, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, medical, health, dental, accident and disability plan in which Employee is participating at the time of the Change in Control, or plans providing Employee with substantially similar benefits (collectively, the "Benefit Plans"), or the taking of any action by Company which would materially adversely affect Employee's participation in or materially reduce Employee's benefits under any of such Benefit Plans, if such failure or action results in a 20% reduction of the present value of Employee's entire compensation package (i.e. Base Salary and welfare benefits); provided, however, that the amendment, modification or termination of any Benefit Plan as in effect at the time of a Change in Control on a basis which does not discriminate against Employee, or a class of employees of which Employee is a member (as opposed to all participants in such Benefit Plan), shall not constitute "Good Reason" for the termination by Employee of his employment pursuant to the terms of this Section 7;

                  (iii) Any material breach by Company of any provision of this Agreement;

                  (iv) The failure by Company to obtain the assumption of this Agreement by any successor or assign of Company; or

                  (v) Any requirement by the Company that Employee relocate to a location more than 100 miles from the Company's current executive offices.

         (b) CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall mean the occurrence of any of the following events:

                  (i) a sale of assets representing fifty percent (50%) or more of the net book value and of the fair market value of the Company's consolidated assets (in a single transaction or in a series of related transactions);

                  (ii)     a liquidation or dissolution of the Company;






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                  (iii) a merger or consolidation involving the Company or
any subsidiary of the Company after the completion of which: (A) in the case of a merger (other than a triangular merger) or a consolidation involving the Company, the shareholders of the Company immediately prior to the completion of such merger or consolidation beneficially own (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or comparable successor rules), directly or indirectly, outstanding voting securities representing less than fifty percent (50%) of the combined voting power of the surviving entity in such merger or consolidation, and (B) in the case of a triangular merger involving the Company or a subsidiary of the Company, the shareholders of the Company immediately prior to the completion of such merger beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules), directly or indirectly, outstanding voting securities representing less than fifty percent (50%) of the combined voting power of the surviving entity in such merger and less than fifty percent (50%) of the combined voting power of the parent of the surviving entity in such merger;

                  (iv) an acquisition by any person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions), other than any employee benefit plan, or related trust, sponsored or maintained by the Company or an affiliate of the Company and other than in a merger or consolidation of the type referred to in clause "(iii)" of this Section 7(b), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules) of outstanding voting securities of the Company representing more than forty percent (40%) of the combined voting power of the Company (in a single transaction or series of related transactions); or

                  (v) in the event that the individuals who, as of the Effective Date, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least fifty percent (50%) of the Board. (If the election, or nomination for election by the Company's shareholders, of any new member of the Board is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new member of the Board shall be considered as a member of the Incumbent Board.)

         (c) CHANGE IN CONTROL PAYMENT. For purposes of this Agreement, "Change in Control Payment" shall mean a lump sum payment in a gross amount equal to Employee's Base Salary for one year plus Employee's Base Salary then unpaid and accrued benefits (including accrued vacation) through his last day worked (minus all lawful deductions).

         (d) NO MITIGATION. Employee shall not be required to mitigate the amount of any payment contemplated by this Section 7 (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that Employee may receive from any other source.

         8. NOTICES. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when received at the address specified herein. In the case of Employee, notices shall be delivered to him personally or at the home address which he has most recently communicated to Company in writing. In the case of Company, notices shall be delivered to its corporate headquarters, and all notices shall be directed to the attention of its President.





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         9. MODIFICATION AND WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of Company (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         10. COMPLETE AGREEMENT. This Agreement supersedes all previous agreements between Company and Employee; provided however that the following agreements between the parties that predate the Effective Date shall remain in full force and effect: Microware Systems Corporation 1995 Stock Option Plan Incentive Stock Option Agreement, dated August 31, 1998 and Agreement to Protect Confidential Information from Competitive Disclosure, dated August 31, 1998. No agreements, representations or understandings (whether oral or written and whether expressed or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one (1) and the same instrument.

         11. SUCCESSORS AND ASSIGNS. The Company may assign this Agreement to any successor or affiliated entity.

         12. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with and subject to, the laws of the State of Iowa applicable to Agreements made and to be performed entirely within such State.

         13. SEVERABILITY. If any provision of this Agreement is declared void, unenforceable or against public policy, such provision shall be deemed severable and severed from this Agreement and the balance of this Agreement shall remain in full force and effect.

         14. ARBITRATION. Except as otherwise provided above, any dispute or controversy arising under or in connection with this Agreement or relating in any manner to Employee's employment by the Company shall be settled exclusively by arbitration in Des Moines, Iowa or such other location mutually agreed upon by the parties. Selection of the arbitrator and conduct of the arbitration shall be in accordance with the employment arbitration rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded. Each party shall bear its own costs and legal fees in any arbitration. The cost of the arbitrator and related expenses shall be shared equally by the parties.

         15. WITHHOLDING. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes and other deductions required or permitted by law.

         16. NO CONFLICTING CONTRACTS. Employee represents and warrants that he is not subject to any non-compete covenant in any contract and no contractual or other commitment or covenant exists which would prevent the Employee's full performance of his duties and responsibilities under this Agreement.






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         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of Company by its duly authorized officer, as of the day and year first above written.

MICROWARE SYSTEMS CORPORATION       GEORGE E. LEONARD


By: /s/ Kenneth B. Kaplan           /s/ George E. Leonard


Title: CEO







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